                                                                EXHIBIT 99


AMERICAN SHARED HOSPITAL SERVICES               ALLIANCE IMAGING, INC.
Four Embarcadero Center #3620                   1065 PacifiCenter Drive #200
San Francisco CA  94111                         Anaheim CA  92806


                           P R E S S  R E L E A S E
                           _ _ _ _ _  _ _ _ _ _ _ _

                                                For Immediate Release
                                                March 12, 1998

                       AMERICAN SHARED HOSPITAL SERVICES
            SIGNS AGREEMENT TO SELL DIAGNOSTIC IMAGING BUSINESS TO
                            ALLIANCE IMAGING, INC.

San Francisco, California
Anaheim, California   March 12 ---


AMERICAN SHARED HOSPITAL SERVICES (AMEX, PCX: AMS) and ALLIANCE IMAGING, INC. today announced they have signed a definitive agreement for American Shared to sell its medical diagnostic imaging assets to Alliance Imaging.

The purchase price includes approximately $13.6 million in cash, and the assumption of liabilities associated with American Shared's diagnostic imaging business, including approximately $26.1 million of debt. The assets to be sold include American Shared's equipment and contracts pursuant to which it provides MRI, CT, ultrasound and nuclear diagnostic imaging services to over 200 hospitals, medical centers and medical offices located in 23 states, as well as American Shared's cardiac catheterization laboratory and respiratory therapy services business. Alliance Imaging said the acquisition will improve its credit ratios.

After consummation of the transaction, American Shared will continue to provide Gamma Knife radiosurgery services to major medical centers through its subsidiary, GK Financing, LLC. American Shared also will continue development of its "Operating Room for the 21st Century" activities.

The proposed transaction is subject to certain conditions, including receipt of regulatory approvals and the approving vote of a majority of the shareholders of American Shared. The companies said that they hoped to consummate the transaction before July 15, 1998.

                                                                ....continued
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         AMERICAN SHARED HOSPITAL SERVICES and ALLIANCE IMAGING, INC.


Press Release                                                     March 12, 1998
                                                                          Page 2

Commenting on today's announcement, Ernest A. Bates, M.D., chairman and CEO of American Shared said, "This transaction gives American Shared added capital for continued growth. We already are the largest owner of Gamma Knife radiosurgery units, with 3 units currently operating plus signed contracts for 4 additional sites which are under development now. We will continue our growth through acquisition of existing radiosurgery and related treatment centers, and the development of more new sites. We expect to play a leading role in the consolidation of freestanding and hospital-based radiotherapy units."

American Shared Hospital Services is a diversified medical services company, with interests in mobile and shared diagnostic imaging, insurance services and (through its 81% equity interest in GK Financing, LLC) radiosurgery services. Headquarters are in San Francisco.

Alliance Imaging, Inc., an affiliate of Apollo Management, L.P., is a leading provider of comprehensive diagnostic imaging services to hospitals and other healthcare providers. Services are provided on either a mobile, shared-user basis or on a full-time, single-user basis.

                *               *               *               *

Contact:        Alliance Imaging, Inc.
                ----------------------
                Kenneth S. Ord, 714/688-7100
                www.allianceimaging.com
                          or
                The Financial Relations Board, 310/442-0599
                Karen Taylor, general information
                Moira Conlon, analyst contact
                Michaelle Burstin, media contact

                American Shared Hospital Services
                ---------------------------------
                Richard Magary, 415/788-5300 (8am-6pm, M-F)
                                415/658-8003 (after hours)
                                415/431-2359 (home)
                www.ashs.com


09MARqd